UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2010 (May 20, 2010)

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (615) 599-2274

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of a temporary restraining order and preliminary injunction issued by the United States District Court for the Middle District of Tennessee (the “Court”), which, as discussed in further detail under Item 8.01 below, enforced a preliminary order of reinstatement (the “Preliminary Order”) from the United States Secretary of Labor (the “Secretary”), dated May 19, 2010, the Boards of Directors (the “Boards”) of Tennessee Commerce Bancorp, Inc. (the “Corporation”) and Tennessee Commerce Bank (the “Bank”) appointed George Fort, age 52, to be the Chief Financial Officer (“CFO”) of the Corporation and the Bank effective May 24, 2010. Mr. Fort previously served as the CFO of the Corporation and the Bank from September 1, 2005 to May 6, 2008.  Prior to that, Mr. Fort had served as the Vice President of Finance of the Corporation and the Bank.  Most recently, Mr. Fort has been working as a consultant in the financial services and distribution industries.

On May 20, 2010, the Boards appointed Frank Perez, age 42, to serve as the Principal Financial Officer and the Principal Accounting Officer of the Corporation and the Bank, including for purposes of the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, effective upon Mr. Fort’s appointment as CFO.  Mr. Perez had previously served as the CFO of the Corporation and the Bank since August 2008.  Prior to that, Mr. Perez served as CFO of Cumberland Bank & Trust, an internal audit manager of Crowell & Crowell, PLLC and a senior accountant of AIG American General.

Item 8.01.  Other Events.

On March 17, 2010, the Secretary, following an investigation by the Occupational Safety and Health Administration, issued the Preliminary Order finding reasonable cause to believe that the Corporation retaliated against Mr. Fort when it placed him on administrative leave and subsequently terminated him in May 2008, and ordered the Corporation and the Bank to reinstate Mr. Fort as its CFO.  The Corporation denies that it engaged in any unlawful conduct with respect to any decisions it made regarding Mr. Fort and has appealed the Preliminary Order.  The appeal is currently scheduled to be heard by an Administrative Law Judge in August 2010.

On May 17, 2010, the Secretary filed a complaint requesting that the Court issue a temporary restraining order and preliminary injunction to enforce the Preliminary Order.  On May 17, 2010, the Corporation filed a motion to dismiss the Secretary’s complaint on the grounds that the Court lacked the necessary subject matter jurisdiction to enforce the Preliminary Order.  On May 19, 2010, the Court issued an order denying the Corporation’s motion to dismiss and issued a temporary restraining order and preliminary injunction instructing the Corporation and the Bank to reinstate Mr. Fort to his former position as the CFO of the Corporation and the Bank.  The Corporation has appealed the preliminary injunction to the United States Court of Appeals for the Sixth Circuit, and on May 21, 2010, the Corporation filed a motion with the Sixth Circuit to stay the temporary restraining order and preliminary injunction.

The Corporation denies any liability to Mr. Fort, any violation of any law and any breach of any contract and intends to vigorously defend all allegations brought by Mr. Fort in the administrative and judicial forums.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

	By:	/s/ Frank Perez
Frank Perez
Principal Financial Officer

Date: May 24, 2010